Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 90 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Dividend Growth Fund of our report dated September 10, 2010, Fidelity Blue Chip Value Fund and Fidelity Growth & Income Portfolio of our report dated September 13, 2010, Fidelity International Real Estate Fund of our report dated September 17, 2010, Fidelity Leveraged Company Stock Fund of our report dated September 22, 2010, Fidelity Small Cap Growth Fund and Fidelity Small Cap Value Fund of our report dated September 14, 2010 on the financial statements and financial highlights included in the July 31, 2010 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
September 23, 2010